UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014 (June 30, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Hatteras Letter Agreement

On June 30, 2014, RCS Capital Corporation (the “Company”) and Scotland Acquisition, LLC, a wholly owned subsidiary of the Company (“Purchaser”) entered into a letter agreement (the “Letter Agreement”) with Hatteras Investment Partners LLC (“HIP”), Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds LLC, and Hatteras Capital Investment Partners, LLC (each, a “Hatteras Seller,” and, collectively, the “Hatteras Sellers”). Pursuant to the Letter Agreement, Purchaser agreed to assume from HIP, effective as of July 1, 2014, the Hatteras Funds 401(k) Plan (the “Hatteras 401(k) Plan”). Purchaser did not assume, and will have no responsibility for, any liabilities arising from events occurring on or prior to June 30, 2014 in connection with the Hatteras 401(k) Plan, and the Hatteras Sellers have agreed to indemnify Purchaser and its affiliates against all losses arising out of, relating to or caused by the Hatteras 401(k) Plan as in effect or as operated on or prior to June 30, 2014.

Pursuant to the Letter Agreement, the Purchaser also waived certain closing conditions under the Purchase Agreement (as defined below) as follows:

(A)	the conditions as to absence of changes and litigation with respect to the matters in a notice provided by the Hatteras Sellers to Purchaser; and

(B)	the condition that the Hatteras Sellers shall have duly complied in all material respects with their covenants and agreements with respect to:

(i)	the prohibition restricting any Hatteras Seller from entering into certain arrangements or amending certain existing arrangements in a manner that would increase or accelerate the vesting of any compensation payable to any of their respective present or former directors, officers, members, employees or agents, or adopting, terminating or otherwise amending any collective bargaining agreement or certain Employee Plans (as defined in the Purchase Agreement);

(ii)	the requirement that the Hatteras Sellers furnish to Purchaser on a monthly basis between signing and closing certain financial and operating reports and certain reports required to be filed with the Financial Industry Regulatory Authority; and

(iii)	the condition that certain Business Contracts (as defined in the Purchase Agreement) be in full force and effect at closing.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Hatteras Purchase

Pursuant to the terms of the Asset Purchase Agreement, dated October 1, 2013 (the “Purchase Agreement”), by and among the Company, Purchaser, certain principals of the Hatteras Funds Group, the Hatteras Sellers, and David Perkins, in his capacity as the sellers’ representative (the “Sellers’ Representative”), on June 30, 2014, the Company completed the purchase of substantially all of the assets of the Hatteras Funds Group and the assumption of certain liabilities of the Hatteras Funds Group (the “Hatteras Purchase”). The Hatteras Funds Group’s principal business is acting as sponsor of, investment adviser to and distributor for the Hatteras Funds complex, a family of alternative investment funds registered with the Securities and Exchange Commission (the “SEC”).

Pursuant to the Purchase Agreement, the aggregate initial purchase price paid by the Purchaser will be $40.0 million (subject to certain adjustments for net working capital, net assets under management and consolidated pre-tax net income) payable as follows: (A) seventy-five percent (75.0%) was paid on the closing date of the Hatteras Purchase; (B) seven and one-half percent (7.5%) will be payable on the first anniversary of the closing date of the Hatteras Purchase; (C) seven and one-half percent (7.5%) will be payable on the second anniversary of the closing date of the Hatteras Purchase; and (D) ten percent (10.0%) will be payable on the third anniversary of the closing date of the Hatteras Purchase. Additionally, pursuant to the Purchase Agreement, the Purchaser will pay the Hatteras Sellers additional consideration calculated and payable based on the consolidated pre-tax net operating income generated by the businesses of the Hatteras Funds Group in the fiscal years ending December 31, 2016 and December 31, 2018.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed by the Company on November 12, 2013 and is incorporated herein by reference.

First Allied Contribution

Also on June 30, 2014, pursuant to the terms of the Contribution Agreement, dated April 3, 2014 (the “Contribution Agreement”), between the Company and RCAP Holdings, LLC (“RCAP Holdings”), the Company completed the contribution by RCAP Holdings of all the issued and outstanding shares of common stock of First Allied Holdings Inc. (“First Allied”) to the Company in return for the issuance of 11,264,929 shares of the Company’s Class A Common Stock (“Class A Common Stock”) to RCAP Holdings (the “First Allied Contribution”). The shares of Class A Common Stock issued in the First Allied Contribution were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) promulgated thereunder. Such shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The number of shares of Class A Common Stock issued in the First Allied Contribution was determined based on a valuation of $207,500,000 for First Allied divided by $18.42 per share, the volume-weighted average price of the Class A Common Stock on January 15, 2014, the day prior to the date of the Agreement and Plan of Merger among Cetera Financial Holdings, Inc. (“Cetera”), Lightyear Capital LLC, the Company and a newly formed wholly owned subsidiary of the Company, pursuant to which the Company acquired Cetera on April 29, 2014. The value of the shares of Class A common stock issued as the First Allied Contribution was $239,154,443, based on $21.23, the closing price per share of Class A Common Stock on June 30, 2014.

RCAP Holdings is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of the Company’s board of directors (the “Board”), and William M. Kahane, the chief executive officer of the Company and a member of the Board. RCAP Equity, LLC is also directly or indirectly controlled by Messrs. Schorsch and Kahane. As of June 30, 2014 following the completion of the First Allied Contribution, RCAP Holdings and RCAP Equity, LLC collectively own an aggregate of approximately 73.98% of the combined voting power in the Company through their ownership of 30,316,428 shares of the Class A Common Stock and the sole outstanding share of the Company’s Class B Common Stock (“Class B Common Stock”). Each share of Class A Common Stock is entitled to one vote, and the sole share of Class B Common Stock is entitled to 63,204,643 votes. As a result of its ownership of the sole outstanding share of Class B Common Stock, RCAP Holdings controls the Company, and is able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, including the First Allied Contribution. In addition, the Company is party to several agreements and subject to several arrangements with RCAP Holdings and certain of its affiliates.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on April 7, 2014 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On July 1, 2014, the Company issued a press release discussing its financial results for the three months ended June 30, 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure under “The First Allied Contribution” of Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby included by reference in this Item 7.01.

Item 8.01. Other Events.

On July 1, 2014, the Company issued a press release announcing the completion of the Hatteras Purchase. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The required financial statements of the Hatteras Funds Group and First Allied are included in the prospectus filed on June 5, 2014 by RCS Capital Corporation Pursuant to Rule 424(b)(4) (File No. 333-193925), which has been filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 and such financial statements of Hatteras and First Allied are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of the Company as of March 31, 2014 and for the three months ended March 31, 2014 and the year ended December 31, 2013, giving effect to the acquisition of the Hatteras Funds Group, have been filed as part of Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 and are incorporated herein by reference.

The unaudited pro forma condensed consolidated financial statements of the Company as of March 31, 2014 and for the three months ended March 31, 2014 and the year ended December 31, 2013, giving effect to the acquisition of First Allied, have been filed as part of Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 1, 2013, by and among the Company, Scotland Acquisition, LLC, a Delaware limited liability company, certain principals of the Hatteras Funds Group, Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds LLC, and Hatteras Capital Investment Partners, LLC, and David Perkins, in his capacity as the sellers’ representative.*
2.2	Contribution Agreement, dated as of April 3, 2014, between RCS Capital Corporation and RCAP Holdings, LLC.**
99.1	Press Release, dated July 1, 2014, issued by RCS Capital Corporation.
99.2	Press Release, dated July 1, 2014, issued by RCS Capital Corporation.

 * Previously filed with the SEC as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed by the Company on November 12, 2013, and incorporated by reference herein.

** Previously filed with the SEC as an exhibit to the Current Report on Form 8-K filed by the Company on April 7, 2014, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: July 1, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director